Horizon Bancorp, Inc. Announces Earnings Conference Call
to Review Second Quarter 2021 Results on July 28

MICHIGAN CITY, Ind., June 30, 2021 — (NASDAQ GS: HBNC) Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Wednesday, July 28, 2021 to review its second quarter 2021 financial results.

The Company’s second quarter 2021 news release will be released after markets close on Tuesday, July 27, 2021. It will be available in the “Investor Relations” section of the Company’s website, www.horizonbank.com.

Participants may access the live conference call on July 28, 2021 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877-317-6789 from the United States, 866-450-4696 from Canada or 412-317-6789 from international locations and requesting the “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference call through August 4, 2021. The telephone replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the access code 10157826.

About Horizon Bancorp, Inc.
Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $6.1 billion–asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Contact:
Mark E. Secor, Chief Financial Officer
Phone: (219) 873–2611
Fax: (219) 874–9280